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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



We consent to the reference to our firm under the captions "Selected Historical Financial Data of Pharmacopeia, Inc." and "Experts" in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-47475) and related Joint Proxy Statement/Prospectus of Pharmacopeia, Inc. for the registration of 8,726,020 shares of its common stock and to the incorporation by reference therein of our report dated January 27, 1998, except for Note 13 as to which the date is February 4, 1998, with respect to the financial statements of Pharmacopeia, Inc. included in its Annual Report (Form 10-K/A-2) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Princeton, New Jersey
May 6, 1998